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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                       FORM 8-K


                  CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES AND EXCHANGE ACT OF 1934



     DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 23, 1996

Commission File No. 1-106
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                               LYNCH CORPORATION
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                (Exact name of Registrant as specified in its charter)


            INDIANA                                          38-1799862
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(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                            Identification No.)


8 SOUND SHORE DRIVE, SUITE 290, GREENWICH, CONNECTICUT   06830
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(Address of principal executive offices)                (Zip code)


                              (203) 629-3333
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            Registrant's telephone number, including area code


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ITEM 5.  OTHER EVENTS

    On October 23, 1996, Spinnaker Industries, Inc. ("Spinnaker"), of which Registrant owns approximately 73% of the outstanding stock, completed the private placement of $115,000,000 aggregate principal amount of its 10 3/4% Senior Secured Notes due 2006 (the "Notes"), and entered into a new revolving credit facility (the "New Credit Facility"), as a guarantor, with Brown-Bridge Industries, Inc. ("Brown-Bridge"), Central Products, Inc. and Entoleter, Inc., as borrowers, BT Commercial Corporation, as agent, and Transamerican Business Credit Corporation, as Collateral agent, which contemplates separate revolving credit facilities for each of the borrowers thereunder in a maximum aggregate amount of up to $40 million.

    The issuance of the Notes and the New Credit Facility are part of a recapitalization plan (the "Recapitalization Plan") by Spinnaker, which is intended to enhance Spinnaker's operating and financial flexibility. The main elements of the Recapitalization Plan are the sale of the Notes, the establishment of the New Credit Facility, the repayment of substantially all of the existing indebtedness o Spinnaker with the proceeds of the sale of the Notes, and the purchase of all of the common stock of Brown-Bridge held by a group of minority stockholders of Brown-Bridge (the "Minority Stockholders"). The $115 million gross proceeds of the sale of the Notes were used to repay existing debts and credit facilities of Spinnaker, to pay fees owed to Registrant, to repurchase the Minority Stockholders' common stock in Brown-Bridge and to pay transaction fees related to the placement of the Notes.

THE NOTES

    The Notes were issued under an indenture (the "Indenture") dated October 23, 1996. by and between Spinnaker, the Guarantors and The Chase Manhattan Bank, N.A., as Trustee (the "Trustee"). The Indenture imposes certain limitations on the ability of Spinnaker and its "Restricted Subsidiaries" (as defined in the Indenture) to, among other things, incur additional indebtedness, incur liens, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions affiliated, issue preferred stock, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of Spinnaker and its Restricted Subsidiaries.

    The Notes mature on October 15, 2006, and will bear interest from the Issuance Date at the rate of 10 3/4% per annum payable semi-annually on April 15 and October 15 of each year, commencing on April 15, 1997, to the persons who are registered holders thereof at the close of business on April 1, or October 1 immediately preceding the applicable interest payment date. The interest rate on the Notes is subject to increase, in certain circumstances, including if the Notes (or other securities similar to the Notes) are not registered with the Securities and Exchange Commission (the "Commission") within prescribed time periods. Interest on the Notes will be computed on the basis of a 360-day year, comprised of twelve 30-day months. The Notes are not entitled to the benefits of any mandatory sinking fund.

    The Notes are not redeemable at Spinnakers's option prior to October 15, 2001. Thereafter, the Notes will be redeemable at the option of Spinnaker, in whole or in part, at the following redemption prices (expressed at percentages of the principal amount of the Notes) if redeemed during the twelve-month period commencing on October 15 of the year set forth below, plus, in each case, accrued and unpaid interest to the date of redemption:

         Year                                  Percentage
         ----                                  ----------
         2001                                  105.373%
         2002                                  104.031
         2003                                  102.688

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         2004                                  101.344
         2005 and thereafter                   100.000

    At any time, or from time to time, on or prior to October 15, 1999, Spinnaker may, at its option, use the net cash proceeds or one or more "Public Equity Offerings" (as defined in the Indenture) to redeem up to 33 1/3% of the aggregate principal amount of Notes originally issued at a redemption price equal to 110.75% of the principal amount thereof, plus, in each case, accrued and unpaid interest to the date of redemption; PROVIDED that at least 66 2/3% of the aggregate principal amount of the Notes originally issued remains outstanding after any such redemption. In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, Spinnaker shall make such redemption not more than 120 days after the consummation of any such Public Equity Offering.

    Upon a "Change of Control" (as defined in the Indenture), each holder of the Notes will have the right to require Spinnaker to repurchase all or any part of such holder's Notes at a repurchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase. In addition, under certain circumstances Spinnaker will be obligated to make an offer to repurchase the Notes at 100% of the principal amount, plus accrued and unpaid interest to the date of repurchase, with the net cash proceeds of certain sales or other dispositions of assets.

    In connection with the issuance of the Notes, Spinnaker agreed to file a registration statement with respect to a registered offer to exchanges the Notes (the "Exchange Offer") for notes issued by Spinnaker, which will have terms substantially identical to those of the Notes and be guaranteed by the Guarantors, within 90 days after the date of the original issuance of the Notes (the "Issue Date"), to use its best efforts to cause such registration statement to become effective under the Securities Act within 180 days after the Issue Date, and to use its best efforts to consummate the Exchange Offer within 225 days after the Issue Date. In the event that applicable law or interpretations of the staff of the Commission do not permit Spinnaker and the Guarantors to effect the Exchange Offer, or if certain holders of the Notes are not permitted to participate in, or do not receive the benefit of, the Exchange Offer, Spinnaker will use its best efforts to cause to become effective a shelf registration statement with respect to the resale of the Notes and to keep such shelf registration statement effective until three years after the Issue Date or such shorter period ending when all the Notes have been sold thereunder.

THE NEW CREDIT FACILITY

    The New Credit Facility creates separate revolving credit facilities for each of the Guarantors, which will be unconditionally guaranteed by Spinnaker and each other Guarantor. The proceeds of the loans will be used for general corporate purposes. Total borrowings under the new Credit Facility (subject to the borrowing base limitations set forth below, will be in the maximum amount of up to $40 million, of which up to $5 million is designated for letter of credit. The amount from time to time available under each revolving credit facility (for revolving loans and letters of credit) will not be permitted to exceed an amount equal to the sum of (x) up to 85% of the respective "eligible accounts receivable" (as defined in the New Credit Facility) and (y) up to 65% of Guarantors "eligible inventory" (as defined in the New Credit Facility). The maturity of the revolving credit facilities will be five years from the closing date; however, mandatory prepayments of the revolving credit facilities are required in the event of certain events (which may include public equity offerings and sales of assets). The New Credit Facility also contains various covenants that restrict Spinnaker from taking various actions and that require that Spinnaker achieve and maintain certain financial covenants, such as covenants relating to minimum net worth, minimum current ratio, minimum interest coverage ratio, and limitations on capital expenditures, investments, indebtedness, liens, dividends,

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acquisitions and sales of assets.  The New Credit Facility also prohibits
Spinnaker from prepaying the Notes and prohibits certain changes in control of Spinnaker.

    Interest will accrue on amounts borrowed under the New Credit Facility at an annual rate of prime or LIBOR plus a margin (ranging from 0.75% to 1.75% over prime and from 1.75% to 2.75% over LIBOR). The interest margin will initially be 1.75% for prime rate loans and 2.75% for LIBOR rate loans.

SECURITY FOR THE NOTES AND THE NEW CREDIT FACILITY

    The Notes constitute senior obligations of Spinnaker and are secured by a first priority pledge of the capital stock of each of Spinnaker's existing subsidiaries and any future direct and indirect Restricted Subsidiaries, which become guarantors in accordance with the terms of the Indenture, and will rank PARI PASSU in right of payment with all other existing and future senior indebtedness of Spinnaker and senior in right of payment to all existing and future subordinated indebtedness of Spinnaker. The Notes are unconditionally guaranteed (the "Guarantees"), jointly and severally, by each of the Guarantors. The Guarantors are senior unsecured obligations of the Guarantors, and rank PARI PASSU in right of payment with all other existing and future senior indebtedness of the respective Guarantors and senior in right of payment to all existing and future subordinated indebtedness of the respective Guarantors and may be released upon the occurrence of certain events. The Notes will rank PARI PASSU in right of payment with all obligations under the New Credit Facility, except that the obligations under the New Credit Facility, but not the Notes or the Guarantees, will be secured by a first priority lien on all of Spinnaker's and the Guarantors' accounts receivable, inventory and general intangibles (and certain related assets) and all proceeds thereof. The Notes and the Guarantees are effectively subordinated to the obligations under the New Credit Facility and to any other secured debt of Spinnaker and the Guarantors, to the extent of the assets serving as security therefor.

THE MERGER OF BROWN-BRIDGE INDUSTRIES, INC. INTO BB MERGER CORP.

    In connection with the placement of the Notes, Spinnaker entered into an Agreement and Plan of Merger with Brown-Bridge, BB Merger Corp., a Delaware corporation and wholly owned subsidiary of Spinnaker ("New Brown-Bridge"), Spinnaker and the Minority Stockholders, which provided for the merger (the "Merger") of Brown-Bridge with and into New Brown-Bridge, with New Brown-Bridge being the surviving corporation. Pursuant to the Merger, the shares of common stock of Brown-Bridge previously held by the minority Stockholders were converted into approximately $2.3 million and approximately 9,606 shares of common stock, no par value, of Spinnaker ("Common Stock"), together with the right for a contingent payment to each Minority Stockholder, which is exercisable at any time during the period beginning October 1, 1998 and ending September 30, 2000. The value of the contingent payment shall be equal to the percentage of the capital stock of Brown-Bridge owned by such Minority Stockholder at the time of the Merger multiplied by 75% of the fair market value of the capital stock of New Brown-Bridge, as determined in accordance with certain economic assumptions, as of the date such right is exercised, less the consideration already received by such Minority Stockholder pursuant to the Merger. The contingent purchase price is payable through the issuance of Common Stock, unless Spinnaker elects to pay the contingent price in cash. If such payments are made in cash, they would give rise to a default under the Indenture, unless there is sufficient availability under provisions regarding "Restricted Payments" contained in the Indenture.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(C) EXHIBITS

4.1 Purchase Agreement dated October 18, 1996 (the "Purchase Agreement"), among Spinnaker Industries, Inc., a Delaware corporation ("Spinnaker"), Brown-Bridge Industries, Inc., a Delaware corporation ("Brown-Bridge"), Central Products Company, a Delaware corporation ("Central Products"), and Entoleter, Inc., a Delaware corporation ("Entoleter," and together with Brown-Bridge and Central Products, the "Guarantors") and BT Securities Corporation (the "Initial Purchaser").

4.2 Registration Rights Agreement dated October 18, 1996, among Spinnaker, the Guarantors and the Initial Purchaser.

4.3 Indenture dated October 23, 1996 among Spinnaker, the Guarantors and the Chase Manhattan Bank, as Trustee.

99.1 Credit Agreement among Central Products, Brown-Bridge and Entoleter, as Borrowers, Spinnaker, as Guarantor, each of the financial institutions listed on Schedule 1 thereto, BT Commercial Corporation, as Agent, Transamerican Business Credit Corporation, as Collateral Agent, and Bankers Trust Company, as Issuing Bank.

99.2 Agreement and Plan of Merger (Brown-Bridge Minority Interest), by and among Spinnaker, BB Merger Corp., Brown-Bridge Industries, Inc., and the stockholders of Brown-Bridge Industries, Inc. on Exhibit A thereto.


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    Pursuant to the requirements o the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             LYNCH CORPORATION



Date: November 12, 1996                         By: /s/ Robert E. Dolan


                                                    Robert E. Dolan
                                                    Chief Financial Officer

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                              INDEX TO EXHIBITS

(C) EXHIBITS

4.1 Purchase Agreement dated October 18, 1996 (the "Purchase Agreement"), among Spinnaker Industries, Inc., a Delaware corporation ("Spinnaker"), Brown-Bridge Industries, Inc., a Delaware corporation ("Brown-Bridge"), Central Products Company, a Delaware corporation ("Central Products"), and Entoleter, Inc., a Delaware corporation ("Entoleter," and together with Brown-Bridge and Central Products, the "Guarantors") and BT Securities Corporation (the "Initial Purchaser").

4.2 Registration Rights Agreement dated October 18, 1996, among Spinnaker, the Guarantors and the Initial Purchaser.

4.3 Indenture dated October 23, 1996 among Spinnaker, the Guarantors and the Chase Manhattan Bank, as Trustee.

99.1 Credit Agreement among Central Products, Brown-Bridge and Entoleter, as Borrowers, Spinnaker, as Guarantor, each of the financial institutions listed on Schedule 1 thereto, BT Commercial Corporation, as Agent, Transamerican Business Credit Corporation, as Collateral Agent, and Bankers Trust Company, as Issuing Bank.

99.2 Agreement and Plan of Merger (Brown-Bridge Minority Interest), by and among Spinnaker, BB Merger Corp., Brown-Bridge Industries, Inc., and the stockholders of Brown-Bridge Industries, Inc. on Exhibit A thereto.